Exhibit 10.45

ASSIGNMENT AND ASSUMPTION

Reference is hereby made to the certain Securities Purchase Agreement by and between Diversified Corporate Resources, Inc. (the “Issuer”) and Mirocap Strategies, Inc. (“Mirocap”), dated effective November 21, 2003 (the “Subscription Agreement”).  Terms not defined herein shall have the meaning ascribed to them in the Subscription Agreement.

NOW, THEREFORE, in accordance with Section 4.6(f) of the Subscription Agreement, Microcap shall and hereby does assign to HIR Partners, LP, A Texas limited partnership (“Assignee”), the right, title and interest to purchase 55,000 shares of the Preferred Stock (the “Shares”), for the aggregate consideration of USD $550,000, as well as all other rights and benefits to which a holder of the Shares would be entitled under the certain Term Sheet, dated November 21, 2003 (herein so called), a copy of which is attached to the Subscription Agreement.

Microcap and the Issuer hereby represent and warrant for the benefit of Assignee that upon execution of this Agreement Assignee will have direct ownership of all warrants, preferred stock and all other rights set forth in the Term Sheet attributable to the Shares.

In connection with the assignment, each Assignee shall and hereby does assume and accept, for the benefit of the Issuer, all of Microcap’s obligations under the Subscription Agreement as he relates to the number of shares of Preferred Stock to be purchased by him.  In particular, each Assignee shall and hereby does make and confirm to and for the benefit of the Issuer the Investment Representations set forth in Section 4.6 of the Agreement, as follows:

(a) Each of the partners of Assignee is an experienced investor in unregistered and restricted securities of companies and understands that this investment involves substantial risks.

(b) (i) The general partner of Assignee has a preexisting personal or business relationship with the Issuer or one or more of its officers, directors, or control persons and (ii) each of the partners of Assignee has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Preferred Shares and, by reason of his financial and business experience, has the capacity to protect his interest in connection with the acquisition of the Preferred Stock. Each of the partners of Assignee is financially able to bear the economic risk of the investment, including the total loss thereof.

(c) Each of the partners of Assignee is an “accredited investor” as defined in Rule 501 (a) promulgated under the Securities Act.

(d) Each of the partners of Assignee has received and reviewed a copy of the Subscription Agreement, the Term Sheet and the Disclosure Documents and has had an opportunity to ask questions and receive answers from the Issuer and its officers and employees regarding the terms and conditions of the purchase of the Preferred Stock and regarding the business, financial affairs and other aspects of the Issuer.

(f) The Preferred Stock is being acquired by the Assignee for investment purposes for the Assignee’s own account only and not for sale or with a view to distribution of all or any part of such Preferred Stock.

Assignee also hereby does, on its own behalf and behalf of each of its partners, acknowledge that the Preferred Stock has been acquired from the Issuer in a transaction not involving a public offering.  As a result, under federal securities and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and, otherwise, such securities must be held indefinitely.  In this connection, Assignee and each of its partners understands the resale limitations imposed by the Securities Act and is familiar with Rule 144 of the Securities Act, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of “restricted securities.”  Except as set forth in Section 5.3 of the Subscription Agreement, the Issuer is under no obligation to register the Preferred Stock (or the Common Stock issuable upon conversion) on behalf of Assignee or to assist Assignee in complying with any exemption from registration.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the 5th day of February, 2004.

Microcap Strategies, Inc.

By:	/S/ Robert A. Shuey, III
Robert A. Shuey, III
President

“Assignees”

HIR Preferred Partners, LP, a Texas limited partnership
By: B/K Funds, GP, LLC, General Partner
Its General Partner
By:	/S/ Ron Beneke, 2/6/04
Ron Beneke, CEO Date

Agreed and Consented to:

Diversified Corporate Resources, Inc.

By:	/S/ J. Michael Moore	CEO	2-6-04
Name	Title		Date